EXHIBIT 99.1


                                                        P R E S S  R E L E A S E

[N.E.T. LOGO]                                           N.E.T.
                                                        6500 PASEO PADRE PARKWAY
                                                        FREMONT, CA 94555

                                                        TEL: 510-574-2476
                                                        FAX: 510-574-4011

                                                 For Immediate Release

CONTACTS:        For Financial Analysts:         For Press and Consultants:
                 -----------------------         --------------------------
                 Billie Fagenstrom               Paul Morrison
                 N.E.T. Investor Relations       N.E.T. Corporate Communications
                 (510) 574-2529                  (510) 574-2476



                   N.E.T. ANNOUNCES RESULTS FOR FIRST QUARTER
                FISCAL YEAR 2000 AND PLANS FOR A REORGANIZATION


     FREMONT, Calif., July 14, 1999 -- N.E.T. (NYSE:NWK) today reported for its first quarter of fiscal year 2000 revenue of $62.6 million and net income of $3.5 million, or 16 cents per share. If a gain of $7.5 million or 26 cents per share from the sale of an equity investment is excluded, the net loss for the quarter would have been $2.2 million or 10 cents loss per share. In the comparable period last year, the company reported revenue of $71.4 million and net income of $2.9 million, or 13 cents per share. In the fourth quarter of fiscal year 1999, the company reported revenue of $51.1 million and a net loss of $12.7 million, or 59 cents per share.

     During the quarter, N.E.T. announced the appointment of Hubert "Bert" Whyte as president and CEO, effective June 1, 1999. "N.E.T. is fortunate to have recruited someone of Bert's experience in the networking industry and proven record of success," said Hans A. Wolf, Chairman of N.E.T. "In his first 30 working days, Bert completed a comprehensive assessment of the company, and made recommendations to return N.E.T. to a position of sustained profitability and long-term growth. He has the full support of the N.E.T. Board as he begins implementation of those changes today."

     "As a newcomer to N.E.T., I am pleased to join the company while being keenly aware of the business opportunities and competitive issues that N.E.T. faces," said Bert Whyte, president and CEO, N.E.T. "I am optimistic about the future of the company. During the past 30 days, we have revised the company's direction and product strategy, and reviewed the size and structure of the organization and our forward looking financial model. The new strategy is focused, realistic and affords N.E.T. the opportunity to succeed in certain high growth areas of the networking


                                  - continued -

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industry. I am pleased that the Board has given me approval to implement and fine tune the plan for the company.

     "The organization plan involves reductions both in senior management and throughout the company in order to bring expenses in line with our near term revenue expectations. I am mindful of the need to maintain a stable sales and marketing organization. However, at this stage I am unable to supply details of the extent of this reorganization or the cost. This information will be supplied in due course. The financial plan is reasonable given the challenges N.E.T. faces this year and is intended to lead us to profitability by the end of the current fiscal year.

     "These are difficult times for N.E.T. I am proud that our people realize the need for change and have been extremely professional during this transition period. I appreciate their efforts toward the completion of the plan. As with any plan, its success will be determined by its execution. I believe we are off to a good start," Bert Whyte concluded.

     Also during the quarter, N.E.T. announced a number of enhancements to its Promina family of products including additional voice compression options, better IP packet handling capabilities and new network management features. N.E.T. announced orders from network service providers around the world for products ranging from the compact Promina(R) 100 Multiservice Access Platform to the Promina 4000 ATM switch. Additionally, Dataquest, a leading market research firm, placed N.E.T. second in the ATM access market, based on the success of the company's CellXpress(TM) ATM access module for the Promina 800 Series Multiservice Access Platforms.

     Network Equipment Technologies, Inc. (N.E.T.), headquartered in Fremont, Calif., is a leading worldwide supplier of multiservice wide area networks used by enterprises, government organizations and carriers in more than 75 countries. N.E.T. multiservice WANs and ATM products integrate voice, data, and video traffic with ATM, IP, frame relay, and ISDN capabilities. The company is certified to the worldwide ISO 9001 standard for design, manufacturing and service. For additional information, join us at the number one address in networking: www.net.com.

                                      # # #

N.E.T. and CellXpress are trademarks and Promina and the N.E.T. logo are registered trademarks of Network Equipment Technologies, Inc.

(Note to editors: Tables follow.)

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

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      (in thousands except per share data)


                                                            Quarter Ended
                                                       ------------------------
                                                       June 27,        June 28,
                                                         1999            1998
                                                       --------        --------
                                                             (unaudited)
Revenue:
  Product revenue ..............................       $ 33,024        $ 45,662
  Service and other revenue ....................         29,531          25,764
                                                       --------        --------
    Total revenue ..............................         62,555          71,426
                                                       --------        --------
Cost of sales:
  Cost of product revenue ......................         13,600          18,633
  Cost of service and other revenue ............         19,321          14,846
                                                       --------        --------
    Total cost of sales ........................         32,921          33,479
                                                       --------        --------

Gross margin ...................................         29,634          37,947

Operating expenses:
  Sales and marketing ..........................         19,038          21,608
  Research and development .....................         11,440          10,283
  General and administrative ...................          3,076           2,888
                                                       --------        --------
    Total operating expenses ...................         33,554          34,779
                                                       --------        --------

      Income (loss) from operations ............         (3,920)          3,168

Other income (expense) .........................          7,577            (126)

Interest income, net ...........................            976           1,152
                                                       --------        --------

      Income before income taxes ...............          4,633           4,194

Income tax provision ...........................          1,158           1,246
                                                       --------        --------

Net income .....................................       $  3,475        $  2,948
                                                       ========        ========
Earnings per share:
  Basic ........................................       $    .16        $    .14
                                                       ========        ========
  Diluted ......................................       $    .16        $    .13
                                                       ========        ========
Common and common equivalent shares outstanding:
  Basic ........................................         21,388          21,570
                                                       ========        ========
  Diluted ......................................         21,480          22,433
                                                       ========        ========

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

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)


                                                         June 27,      March 31,
                                                           1999          1999
                                                        -----------    ---------
                                                        (unaudited)
ASSETS:

  Cash and investments ...............................   $136,928      $154,563

  Accounts receivable, net ...........................     59,253        46,381

  Inventories ........................................     17,933        19,193

  Deferred income taxes ..............................      9,009         5,510

  Prepaid expenses and other assets ..................      7,050         6,834
                                                         --------      --------

    Total current assets .............................    230,173       232,481

  Property and equipment, net ........................     51,864        55,877

  Software production costs, net .....................      6,176         6,129

  Deferred income taxes ..............................      9,053         9,053

  Other assets .......................................      9,397         9,572
                                                         --------      --------

                                                         $306,663      $313,112
                                                         ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY:

  Accounts payable ...................................   $ 14,423      $ 11,755

  Other current liabilities ..........................     40,193        43,638
                                                         --------      --------

    Total current liabilities ........................     54,616        55,393

  7 1/4% convertible subordinated debentures .........     24,706        24,706

  Stockholders' equity ...............................    227,341       233,013
                                                         --------      --------

                                                         $306,663      $313,112
                                                         ========      ========

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